                                                                    EXHIBIT 99.1

April 22, 2008

Dear Shareholder:

We recently closed another round of financing and I wanted to take this opportunity to review the status of the company, our achievements to date, as well as share with you some thoughts and plans for the future.

As I look back on our progress, I am sure that I share with you a sense of disappointment. Our sales have not met our expectations. Throughout the years we have reviewed our sales and marketing activities. We have asked ourselves the reasons for these disappointing results. We believe that we have some of the answers, but frankly I am sure that we do not know all of the answers. There is no question in our minds that we possess some of the best technology that exists in our field. This is not denying that other companies may have products that accomplish some of the results that our technology achieves. Our prices may not be the lowest, but if you want quality we are the answer. One reason we have not achieved a quick ramp up of sales might be that we are not the cheapest solution. Another reason might be that some companies are reluctant to adopt technology that comes from a small company or they look to vendors that offer a variety of brand protection technologies, not just a single one.

On the other side of the equation we were successful in dealing with world class companies, and not once has our performance or services been questioned. On balance we own some of the best technology. However, that has brought us limited results. No doubt had we had deeper pockets we might have been able to market ourselves better and show better results.

While developing the market for the brand protection business we progressed in our R&D effort. This has resulted in developing a unique chipless RFID technology that makes us very excited about our potential and future results.

Because the brand protection business has not developed according to our expectations, we came to the realization that we can not continue to do both the brand protection and the RFID business at the same time. Our cash flow was in a very precarious state as we pointed out in our recent filings and we were running out of money. We examined very carefully our assets in both fields and came to the conclusion that optimal shareholders' value rest with what we can achieve in the RFID field while maintaining some choice accounts in the brand protection business.

A lot has been written about RFID. You might have heard about the great promise of RFID and some expression about the disappointing results to date.

Large and small companies lost hundreds of millions of dollars in this field and you might, ask with justification, what can a small company like InkSure do that hundreds of larger and richer companies did not do. It is a legitimate question, and let me provide one answer.

In a big part RFID came into being to replace barcodes. The business world wants a system that can be used without line of sight (barcodes need to be scanned), can be read quickly and provides substantial amounts of information. Slowly but surely RFID is replacing barcodes in large expensive items as well as on containers and pallets. As big as these markets are, it is small in relation to the hundreds of billions items that need individual tagging. RFID has not penetrated this virgin and lucrative market. The main reason is cost. The lowest per unit cost that exists today is, to our knowledge around 10 cents. Think about how that would impact the price of a can of soda or even a single document, if the cost of tagging it were increased by 10 cents. It would not work.

Unlike the brand protection field, we believe we have a unique competitive advantage. We believe that we are the only company in the world that possess a technology that can read an RFID symbology without line of sight, at a cost of a less than one cent per item and read that tag at a speed of a fraction of a second which conforms to the requirements of most of the world's industrial companies. Our know-how is protected by a number of patents and several other patents are in the pipe line. We have presented our technologies in several RFID international conferences and received a very significant amount of interest. We are scheduled to start a pilot with a world class US printer during the first half of `08. If the pilot is successful, that company alone can use billions of tags per year.

We believe that a successful completion of our pilot will enhance shareholder value and put us in an advantageous position in a large industry with no current visible competition.

Obviously, there are some risks ahead. Some of them are technical and some of them are financial. However, we approach it optimistically and with a great belief in our future.

This is also the time to mention our staff and in particular our R&D team. We are fortunate to have some of the most talented people in this field. We believe that what we have achieved to date could not have been done by other companies with anything like the budget that we had. They are unique and our achievements in science and future commercial success are principally due to their efforts.

In summary: we will continue to pursue special opportunities in brand protection, while driving forward - full throttle in moving our RFID to a commercial stage. We believe that we can unlock a tremendous value in the RFID field to your benefit. We appreciate your support and look forward to our future.

Elie Housman

CEO & Chairman of the Board

InkSure Technologies